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                           DELIVERY SERVICES AGREEMENT

     DELIVERY SERVICES AGREEMENT (the "Agreement") dated as of July 1, 1997, between Neuman Distributors, Inc., a New Jersey corporation ("NDI"), and Meadow Trucking, Inc., a New Jersey corporation ("MTI").

     WHEREAS, pursuant to that certain Asset Purchase Agreement by and among NDI, Drug Guild Distributors, Inc., a New Jersey corporation ("DGD") and Neuman Health Services, Inc., a New Jersey corporation ("NHSI"), dated as of July 1, 1997 ("Asset Purchase Agreement"), NDI has purchased certain of the assets of DGD ("Assets"); and

     WHEREAS, as a result of the acquisition of the Assets by NDI, and the anticipated expansion of the business of NDI as a result thereof, NDI may, from time to time, require additional transportation services to support its business; and

     WHEREAS, MTI is in the business of providing transportation services and has the capability to provide such transportation services as NDI may, from time to time, require.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, NDI and MTI (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:

     1. Term. (a) Unless sooner terminated pursuant to the provisions of this
Section 1, this Agreement shall remain in effect for an initial period of one year, commencing upon the date hereof ("Initial Year") and shall be automatically renewed for one additional year thereafter unless either MTI or NDI provides written notice, not later than thirty (30) days prior to the end of the Initial Year, to the other party indicating such party's intention that the Agreement not be renewed for an additional year (the "Term").

     (b) Termination for Breach. In the event of a breach by either Party of any provision of this Agreement, the non-breaching Party shall give written notice of such breach to the breaching Party, detailing the nature of such breach in sufficient detail to allow the breaching party to cure, if cure is possible. If such breach is not cured by the breaching Party within ten (10) days after such notice of breach, then the non-breaching Party may terminate this Agreement by giving notice of termination to the breaching Party. Such termination shall be effective on notice of termination by the non-breaching Party to the breaching Party.



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     (b) Termination for Receivership. In the event a case or proceeding is filed with respect to either Party under the bankruptcy laws of the United States of America (as now or hereafter in effect) or under any insolvency, reorganization, receivership, or readjustment of debt statute or law of any jurisdiction, this Agreement may then be terminated immediately by the other Party upon notice.

     2. Transportation Services. During the Term of this Agreement, MTI shall provide drivers to make deliveries on behalf of NDI on the delivery routes set forth on Schedule A attached hereto. NDI may amend Schedule A to add, substitute or delete delivery routes after 90 days from the date of this Agreement. Such amendments to Schedule A shall not take effect until 30 days after notice to MTI and no sooner than the date 120 days from the date of this Agreement. Except during the term of that certain Truck Lease Agreement between NDI and DGD, of even date herewith ("DGD/NDI Lease"), during which NDI shall provide delivery trucks, MTI shall provide the necessary vehicles to be used by such drivers to perform the services required hereunder.

     3. Fees for Transportation Services; Deposit. NDI agrees to pay the following (collectively, "Fees"):

     (a) NDI agrees to pay as a fee for the transportation services, the amounts set forth on Schedule B attached hereto. Until the fees set forth on Schedule B can be reviewed by both parties hereto, NDI agrees to reimburse MTI for any monthly costs which exceed the amount calculated to arrive at the fees set forth on Schedule B attached hereto. MTI agrees to credit NDI for any amount by which the amount calculated for the fees on Schedule B exceed MTI's monthly cost. NDI also agrees to deliver to MTI upon execution of this Agreement a refundable deposit in the amount of $180,500 to cover two weeks estimated fees in advance.

     (b) NDI agrees to pay as a fee for the use of the delivery vehicles a fee equal to the amount of all charges payable by MTI to DGD, as and when due from MTI to DGD, under that certain Truck Lease Agreement by and between MTI and DGD, of even date herewith ("DGD/MTI Lease"). Such fee shall be payable to MTI commencing at such time as MTI becomes responsible for providing delivery vehicles under this Agreement and shall continue to be payable thereafter until the first anniversary of the date hereof whether (i) all, or any, of such vehicles are required by NDI, or (ii) this Agreement is earlier terminated for any reason.

     4. Invoice; Payment; Deposit. MTI shall invoice NDI for the fees due under
Section 3(a) on 1st and the 15th day of each month. Payment of each such invoice shall be made immediately upon receipt by NDI of such invoice. A reconciliation and any adjustments required thereby shall be effected by the parties within five (5) business days after the invoice date.

     5. Independent Contractors. MTI shall be an independent contractor to NDI with respect to the performance of the services to be performed under Section 2 hereof.


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Nothing contained in this Agreement shall make MTI, its employees or the
Drivers, employees of NDI.

     6. Force Majeure. MTI shall not be liable for its failure to perform hereunder to the extent that such performance is made impracticable, delayed or prevented, in whole or in part, due to any acts of God, fires, wars, labor unrest, laws or orders, whether valid or invalid. If MTI fails to perform hereunder as a result of any occurrence described in the preceding sentence, MTI shall (i) give written notice to that effect to NDI within 10 days after such occurrence together with a statement setting forth reasonably full particulars concerning such occurrence and (ii) during the period any services required to be provided under Section 2 hereof cannot be provided as a result of such occurrence, use reasonable efforts to remedy such occurrence. To the extent required by any such occurrence, the performance by MTI hereunder shall be suspended during the continuance of any such occurrence and this Agreement shall otherwise remain unaffected (except for NDI's obligation to pay the Fees, which shall also be suspended). If such occurrence is remedied during the time that any services to be performed under Section 2 hereof affected by such occurrence are required to be provided under this Agreement, MTI shall promptly notify NDI and any such suspension shall end.

     7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile (with a copy of such notice or other communication and a confirmation of transmission sent by certified, registered, or express mail, postage prepaid and return receipt requested no later than the close of business on the next business day following such transmission) and shall be addressed as follows:

when MTI is to be notified:           Meadow Trucking, Inc.
                                      350 Meadowlands Parkway
                                      Secaucus, New Jersey 07094
                                      Attention: Vincent McEvoy
                                      Facsimile: (201) 348-0874

when NDI is to be notified:           Neuman Distributors, Inc.
                                      175 Railroad Avenue
                                      Ridgefield, New Jersey 07657
                                      Attention: Mr. Anthony A. Bonelli
                                      Facsimile: (201) 941-6327

With a copy to:                       Kelley Drye & Warren LLP
                                      101 Park Avenue
                                      New York, New York 10178
                                      Attention: George J. Marchese, Esq.
                                      Facsimile: (212) 808-7897


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     A Party may, by notice given in accordance with this Section 7 to the other
Party, designate another address or person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section 7 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

     8. Entire Agreement. This Agreement (including the schedules attached hereto) contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof.

     9. Amendments. No modification or amendment of this Agreement shall be binding upon a Party unless such modification or amendment is set forth in a written instrument which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

     10. Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise nor the delay or failure to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise by, any Party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

     11. Governing law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws. Each Party consents and submits to the jurisdiction of any state or federal court in the State of New Jersey. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in state or federal court in the State of New Jersey and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.



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     12. Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between NDI and MTI arising under or which are related to this Agreement upon which an amicable understanding cannot be reached within 30 days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within 90 days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within 15 days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within 15 days thereafter agree on a single Arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within 30 days after their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within 45 days after the last hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties including, without limitation, fees and expenses of the respective Party's attorneys, witnesses and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New Jersey, unless otherwise agreed between the Parties.

     13. Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided herein, neither NDI nor MTI shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto. Any other assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.


     14. Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed


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from this Agreement and an equitable adjustment shall be made to this Agreement
(including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

     15. Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

     16. Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart.


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                      MEADOW TRUCKING, INC.

                                      By: /s/ Vincent McEvoy
                                          -----------------------
                                      Name:  Vincent McEvoy
                                      Title: President

                                      NEUMAN DISTRIBUTORS, INC.

                                      By: /s/ Philip A. Piscopo
                                          -----------------------
                                      Name:  Philip A. Piscopo
                                      Title: Executive Vice-President


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                                   SCHEDULE A

                                (Delivery Routes)

Delivery Route Number
---------------------

1
2
3
4
5
6
7
8
9-34
10
11
12
13
17
18
19
20
21
22
23
24
25
26
28
29
31
32
34
35
36
37
38
40
43
44
48A
48B
49


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                                   SCHEDULE B

                          (Fees for Delivery Services)

     The fees for delivery services to be performed under this Agreement shall be $9,250 per month per delivery route set forth on Schedule A to this Agreement, payable in accordance with the terms of Section 4 hereof.